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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of Jacor Communications, Inc. on Form S-4 of our report dated February 12, 1996, on our audits of the consolidated financial statements and financial statement schedule of Jacor Communications, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Jacor Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
June 18, 1996